POWER OF ATIORNEY


The undersigned hereby appoints Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Marran H. Ogilvie and Owen S. Littman, or any of them, his true and lawful attorney-in fact and agent to execute for, and on behalf of, the undersigned all Forms 3, 4 and 5 required to be filed under
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder as a result of the undersigned's beneficial ownership of, or participation in a group with respect to, securities directly or indirectly beneficially owned by Ramius Capital Group, LLC or any of its affiliates, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Marran H. Ogilvie and Owen S. Littman, or any of them, under this Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Date: August 16, 2007


                               /s/ Peter A. Cohen
                               -------------------------------
                               Peter A. Cohen


                               /s/ Morgan B. Stark
                               -------------------------------
                               Morgan B. Stark


                               /s/ Jeffrey M. Solomon
                               -------------------------------
                               Jeffrey M. Solomon


                               /s/ Thomas W. Strauss
                               -------------------------------
                               Thomas W. Strauss